Exhibit 99.1

                       ITXC Reports First Quarter Results

    PRINCETON, N.J.--(BUSINESS WIRE)--April 22, 2004--ITXC Corp.(R) (NASDAQ:ITXC) reported revenues of $96.3 million for the first quarter of 2004, an increase of 17.9% from the same quarter of 2003 and a sequential decrease of 1.6% from the fourth quarter in 2003. Of the revenues reported for the first quarter of 2003, approximately $8.7 million related to amounts from Interactive Marketing Technologies, Inc.("IMT"), which the Company had deemed uncollectible.
    The Company's net loss for the first quarter of 2004 was $7.9 million. This compared to a net loss for the first quarter of 2003 of $17.7 million and a net loss for the fourth quarter of 2003 of $11.1 million.
    The Company's net loss per share was $0.18 for the first quarter of 2004, as compared to a net loss per share of $0.41 in the first quarter of 2003 and a net loss per share of $0.26 for the fourth quarter of 2003. The weighted average shares outstanding for the first quarter of 2004 were 43.4 million as compared with 42.6 million for the first quarter of 2003 and 43.3 million for the fourth quarter of 2003.
    The Company reported revenues minus data communications and telecommunications expenses and minus network operations expenses (formerly referred to by the Company as gross profit) for the first quarter of 2004 of $6.1 million, as compared to $6.6 million in the first quarter of 2003 and as compared to $5.8 million in the fourth quarter of 2003.
    During the first quarter of 2004 the Company reported SG&A expense of $9.8 million. This compared to SG&A expense of $18.7 million in the first quarter of 2003 and $9.8 million in the fourth quarter of 2003. Included in the first quarter of 2003 was an $8.7 million bad debt reserve for the full amount owed by IMT to ITXC. Included in the SG&A expense in the first quarter of 2004 is $1.3 million for transaction, integration and employee retention/severance expenses relating to the proposed merger between ITXC and Teleglobe. In the fourth quarter of 2003, the Company recorded $1.4 million of such expenses.
    The Company used $2.4 million in cash during the quarter. The Company ended the quarter with over $50.3 million of cash, cash equivalents and marketable securities and only $0.5 million of long-term debt, which is related to capital leases. Capital expenditures during the quarter were $2.0 million.

    Recent Accomplishments

    -- Teleglobe International Holdings Ltd (formerly known as Teleglobe Bermuda Holdings Ltd) filed an Amendment Number 2 to its Registration Statement on Form S-4 with the Securities and Exchange Commission in connection with the merger previously announced between Teleglobe and ITXC. This document is available on the SEC website at: http://www.sec.gov/Archives/edgar/data/1278739/000104746904012
        584/a2131411zs-4a.htm.(Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.) The merger is subject to a number of conditions including approval by ITXC shareholders which will be sought once the registration statement has been declared effective by the SEC.

    -- Since inception ITXC has delivered more than 11.5 billion minutes of voice service to carrier customers around the world.

    -- ITXC announced the general availability of its VoIPLink(TM) Service which provides VoIP-based carriers capital and operating cost savings for their international calls while also dramatically reducing the time required to add capacity and new destinations. VoIPLink Service also represents the fastest and most cost-effective way for suppliers to receive traffic from any traditional or VoIP origination source on ITXC.net(R).

    -- ITXC established over 50 new deployments with VoIP-based carriers using ITXC VoIPLink Service, including interconnects with RTCOMM in Russia and Comindico in Australia.

    -- ITXC successfully migrated all earlier generation VoIP connections to the new VoIPLink model, accounting for more than 450 million minutes over VoIPLink during in the quarter and ending with a monthly run rate of approximately 170 million minutes.

    -- ITXC launched the VoIPLink Ready(TM) Program. ITXC is working with participating equipment and software vendors to establish and co-market configurations interoperable with ITXC.net, enabling carriers and service providers using this equipment and software to quickly and reliably use ITXC VoIPLink Service. Cisco Systems, MERA Networks, Quintum Technologies Inc., NexTone Communications and Acme Packet have joined the program.

    -- Brazil market segment share continues to grow, recently reaching the first million minute traffic day.

    Chairman Evslin's Comments

    "This was a good quarter which would likely have been better were it not for some of the inevitable distraction associated with our proposed merger. Traffic, revenue and margins were all strong in the beginning of the quarter and flagged towards the end.
    "Not only have we put a great deal of effort into necessary planning for a strong merged company, but we have also lost some people - particularly in middle management - who were either uncertain about or not satisfied with their planned roles in the new company. In most cases, we have not attempted to replace these people since there is adequate coverage for these positions between Teleglobe and ITXC personnel. In the unlikely event that the merger were not to be closed, we would fill some but not all of these positions.
    "Overall, I continue to be very proud of what the ITXC people have accomplished and are accomplishing as we work through this transition. Increased margin on slightly lower revenue from the fourth quarter of 2003 to the first quarter of 2004 is, I believe, due to both efficiency and traffic mix. Expenses remain in tight control and cash burn was even lower than it was last quarter.
    "We anticipate that our merger will close in this quarter. We are working steadfastly toward that goal."

    About ITXC:

    ITXC Corp. is one of the world's leading carriers based on minutes of international traffic carried. As a carriers' carrier, ITXC serves all major carriers in the US; many incumbent carriers worldwide including China Telecom, PLDT, Telkom South Africa, Telecom Colombia, Telenor, Telia, and VSNL; and emerging and competitive carriers including Intelig in Brazil, Vietel in Vietnam and Data Access in India. ITXC also serves a growing number of mobile carriers including China Mobile and Smart Communications, leading mobile carriers in their respective markets.
    ITXC is the global market segment share leader in VoIP international calling and one of the largest international voice carriers of any kind. ITXC's VoIP network connects to circuit networks using switchless ITXC SuperPoPs in London, Frankfurt, Hong Kong, LA, and NJ or using ITXC-managed SNARCs (TM) collocated in the customer's central office. ITXC.net connects to VoIP-enabled networks with direct peer VoIP interconnects. Approximately a third of ITXC's current traffic is originated or terminated via a direct VoIP interconnect. ITXC has VoIP interconnects with over 140 carriers or service providers in 60 countries.

    For more information about ITXC, please visit www.itxc.com

    Additional information regarding the merger and where to find it

    On April 20, 2004 Teleglobe International Holdings Ltd filed an Amendment Number 2 to its Registration Statement on Form S-4 with the Securities and Exchange Commission in connection with the merger previously announced between Teleglobe and ITXC. This document is available on the SEC website at http://www.sec.gov/Archives/edgar/data /1278739/000104746904012584/a2131411zs-4a.htm.(Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.) In addition, ITXC and Teleglobe will file other information and documents concerning the merger and their respective businesses with the SEC. WE URGE INVESTORS TO REVIEW THE PROXY STATEMENT/PROSPECTUS AND OTHER INFORMATION ALREADY FILED AND TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any offer of securities will only be made pursuant to the Proxy Statement/Prospectus. These documents will be made available without charge on the SEC's web site at www.sec.gov and may be obtained without charge from the SEC at telephone number 1-800-SEC-0330. INVESTORS SHOULD READ THE PROXY STATEMENT/ PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.
    ITXC files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by ITXC at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. ITXC's filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov or by contacting ITXC investor relations at 609-750-3333 or ir@itxc.com.
    The officers and directors of ITXC and Teleglobe may have interests in the merger, some of which may differ from, or may be in addition to, those of the shareholders of ITXC and Teleglobe generally. A description of the interests that the officers and directors of the companies have in the merger will be available in the Proxy Statement/Prospectus.

    Participants in the solicitation

    ITXC and its directors, executive officers and other members of their management and employees may be soliciting proxies from its shareholders in favor of the merger. Information about the directors and the executive officers of ITXC and their ownership of ITXC common stock is set forth in ITXC's Form 10-K for the fiscal year ended December 31, 2002.

    Forward-looking statements

    ITXC has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning ITXC's business, operations and financial condition. "Forward-looking statements" consist of all non-historical information, and the analysis of historical information, including any references to future revenue growth, future expense growth, future credit exposure, future profitability, anticipated cash resources, anticipated capital expenditures, capital requirements, and the Company's plans for future periods. In addition, the words "could", "expects", "anticipates", "objective", "plan", "may affect", "may depend", "believes", "estimates", "projects" and similar words and phrases are also intended to identify such forward-looking statements.
    Actual results could differ materially from those projected in the Company's forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, (i) uncertainties inherent in the execution of the proposed merger with Teleglobe, including but not limited to, transaction costs, the subsequent integration effort and retention of key employees, customers and suppliers through the merger process; the inability to capture anticipated synergies; the risk of disapproval or delay by governmental entities of the proposed transaction; the risks of delay in consummation of the transaction; the ability of Cerberus Capital Management, L.P., Teleglobe's current controlling shareholder and majority owner of Teleglobe after the merger, to exert control over the combined company; the risk that Teleglobe is not currently a publicly traded company; the risk that material adverse changes to either entity may prevent the transaction from closing or render it less desirable than anticipated; and the risk that Teleglobe may not be able to effectively execute its business plan and (ii) other risks, including the volatile and competitive environment for Internet telephony and telecommunications; changes in domestic and foreign economic, market and regulatory conditions; the inherent uncertainty of financial estimates and projections; uncertainly inherent in litigation; unanticipated technological difficulties; the risk that Teleglobe may not be able to access sufficient capital; the creditworthiness of and relationship with our customers; Teleglobe's anticipated debt level and the inherent lack of flexibility resulting therefrom; future transactions; risks inherent in being subject to significant regulation; the possibility that the merger may not close; and other considerations described as "Risk Factors" in Exhibit 99.1 to ITXC's Annual Report on Form 10-K for the year ended December 31, 2003 and in other filings by ITXC with the SEC and the other considerations described as "Risk Factors" in the Registration Statement on Form S-4 filed by Teleglobe with the SEC. All such forward-looking statements are current only as of the date on which such statements were made. ITXC does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.



                     ITXC CORP. OPERATING RESULTS
                  Statement of Operations Information
                               Unaudited


                                          Three Months ended March 31,
                                                2004         2003
                                           ---------------------------
Total revenues                              $96,347,887   $81,707,917
Costs and expenses:
Data communications and telecommunications
 (exclusive of depreciation shown
 separately below)                           87,842,690    72,619,514
Network operations (exclusive of
 depreciation shown separately below)         2,377,131     2,498,219
Selling, general and administrative
 (exclusive of depreciation shown
 separately below) (1)                        9,778,488    18,704,116
Depreciation                                  4,258,600     5,635,925
Amortization and write-off of intangibles        20,103       121,352
                                           ------------- -------------
  Total costs and expenses                 $104,277,012   $99,579,126
                                           ------------- -------------
Loss from operations                         (7,929,125)  (17,871,209)
Interest income, net                            113,252       353,843
                                           ------------- -------------
Loss before income taxes                     (7,815,873)  (17,517,366)
Income tax expense                               69,472       173,534
                                           ------------- -------------
Net loss                                     (7,885,345) $(17,690,900)
                                           ============= =============

Basic and diluted net loss per share             $(0.18)       $(0.41)
                                           ============= =============
Weighted average shares used in
 computation of basic and diluted net
 loss per share                              43,410,518    42,641,594


Notes:

(1) 2003 Includes additional $8.7 million of bad debt expense related to a single debtor.



                              ITXC CORP.
                 Condensed Consolidated Balance Sheet


                                            March 31,    December 31,
                                              2004          2003
                                           (Unaudited)

Cash and cash equivalents                  $19,533,512    $22,364,142
Marketable securities                       30,792,423     30,402,118
Accounts receivable, net                    38,580,502     41,265,689
Prepaid expenses and other current assets    5,640,852      5,403,759
                                          -------------  -------------
  Total current assets                      94,547,289     99,435,708

Property and equipment, net                 25,435,680     27,750,964
Intangible assets, net                       8,072,373      8,092,476
Other assets                                   259,788        259,453
                                          -------------  -------------
  Total assets                            $128,315,130   $135,538,601
                                          =============  =============


Accounts payable and accrued liabilities   $48,635,160    $48,138,025
Other liabilities                              885,414        768,426
Current portion of capital lease
 obligations                                   847,226      1,038,323
                                          -------------  -------------
  Total current liabilities                 50,367,800     49,944,774

Capital lease obligation, less current
 portion                                       543,799        761,129

Common stock                                    47,336         47,205
Additional paid in capital                 460,941,216    460,462,616
Accumulated other comprehensive income        (142,364)      (119,811)
Accumulated deficit                       (373,628,846)  (365,743,501)
Treasury stock                              (9,813,811)    (9,813,811)
                                          -------------  -------------
  Total stockholders' equity                77,403,531     84,832,698

Total liabilities and stockholders'
 equity                                   $128,315,130   $135,538,601
                                          =============  =============

Notes:

Cash and cash equivalents as of March 31, 2004 and as of December
31, 2003 include approximately $6.3 million in restricted cash.


    CONTACT: ITXC Corp.
             Anthony Servidio, 609-750-3302